Exhibit 7(a)

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares of T.A.T. Technologies Ltd. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf of the date indicated:

March 17, 2006

_________________________________

Date

TA-TOP, Limited Partnership

/s/ GILLON BECK

By:

_________________________________

Name:

GILLON BECK

Title:

DIRECTOR

TA-TEK Ltd.

/s/ GILLON BECK

By:

_________________________________

Name:

GILLON BECK

Title:

DIRECTOR

FIMI Opportunity Fund, L.P.

/s/ ISHAY DAVIDI

By:

_________________________________

Name:

ISHAY DAVIDI

Title:

CEO

FIMI 2001 Ltd.

/s/ ISHAY DAVIDI

By:

_________________________________

Name:

ISHAY DAVIDI

Title:

CEO

/s/ ISHAY DAVIDI

________________________________________

ISHAY DAVIDI